Independent Auditors Consent

To the Board of Trustees of
Calvert Tax-Free Reserves:

We consent to the use of our reports dated February 14, 2003, with respect to the financial statements of the California Money Market and Money Market Portfolios (the “Funds”), two of the funds constituting Calvert Tax Free Reserves, as of December 31, 2002, incorporated herein by reference and to the references to our firm under the headings “Financial Statements”, “Financial Highlights” and “Independent Auditors and Custodians” in the Registration Statement on Form N-14.

/s/ KPMG LLP
KPMG LLP
Philadelphia, Pennsylvania
November 20, 2003